Exhibit 10.1
                           UNIT PURCHASE AGREEMENT

     THIS UNIT PURCHASE AGREEMENT is entered into effective as of the 1st day of January, 2000 between:

BALTIC INTERNATIONAL USA, INC., a corporation organized and existing under the laws of the state of Texas, with principal offices at 5151 San Felipe, Suite 1661, Houston, Texas 77056 ("Buyer")

and

NICOL FAMILY PARTNERSHIP, LTD., a registered limited partnership organized and existing under the laws of Texas with an address of P.O. Box 278, Grapeland, Texas 75844 ("Seller").

     WHEREAS, Advanced Reclamation Company, L.L.C. is a limited liability company organized and existing under the laws of Texas, with principal offices at 1613 Highway 3 South, League City, Texas 77573 (the "Company");

     WHEREAS, the Company has 1,000 membership interests currently issued and outstanding (the "Units");

     WHEREAS, Seller is the registered and beneficial owner of 1,000 Units, constituting 100% of the issued and outstanding Units; and

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, 1,000 of the Units (the "Sale Units") at the price and upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.   DEFINITIONS.

     For all purposes of this Purchase Agreement, certain capitalized terms are specified as follows:

     "Agreement" means any concurrence of understanding and intention between two or more persons or entities with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

     "Annex" means any annex to this Purchase Agreement.

     "Article" means an Article of this Purchase Agreement.

     "Buyer" has the meaning set out in the preamble to this Purchase
Agreement.

     "Claims" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements.

     "Closing" means the closing of the sale and purchase of the Sale Units pursuant to this Purchase Agreement.

     "Company" has the meaning set out in the preamble to this Purchase
Agreement.

     "Documents" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

     "Earnout Base" means the amount equal to the pretax income of the Company for the previous fiscal year in excess of $225,000. Pretax income shall be determined using generally accepted accounting principles (GAAP) consistently applied to the accounts and records of the Company for each fiscal year, and shall exclude:

(i)     any amounts related to the earnout provided in Article 3;
(ii)     any amounts related to the interest expense on the Promissory Note;
(iii) any amounts related to the purchase accounting adjustments recorded by the Buyer as a result of this Purchase Agreement including goodwill amortization and additional depreciation caused by a write-up of the value of the assets of the Company to the Purchase
Price; and
(iv)     any amounts related to income taxes.

     "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

     "Promissory Note" means the Promissory Note attached hereto as Annex A.

     "Purchase Agreement" means this Unit Purchase Agreement, including, without limitation, all Annexes and Schedules hereto.

     "Sale Units" means the Units to be purchased by Buyer hereunder pursuant to Article 2.

     "Schedule" means any schedule as referenced in, and as attached to, this Purchase Agreement.

     "Section" means a Section (or a subsection) of this Purchase Agreement.

     "Security Agreement" means the Security Agreement attached hereto as Annex E.

     "Seller" has the meaning set out in the preamble to this Purchase
Agreement.

     "Units" has the meaning set out in the preamble to this Purchase
Agreement.

     "Taxes" means all national, local and foreign taxes (including without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

2.   SALE AND PURCHASE OF UNITS.

     2.1  Sale and Purchase of Units.

          On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Sale Units for:

          (i)     cash of $400,000 (four hundred thousand dollars);

          (ii)     the aggregate of 500,000 common shares of Buyer;

          (iii) note payable to Seller with a principal amount of $400,000 in the form of the Promissory Note attached hereto as Annex A; and

          (iv)     an earnout as provided in Article 3 below.

          All of the foregoing shall collectively be referred to as the "Purchase Price"

3.   EARNOUT.

     Subject to all other provisions of this Purchase Agreement, within 105 days after the end of each of the next three fiscal years of the Company (being December 31, 2000, December 31, 2001 and December 31, 2002), Buyer shall pay Seller 50% of the Earnout Base. (For example, assume that the Company's pretax income for calendar year 2000 equals $320,000. Within 105 days after December 31, 2000, Buyer shall pay Seller $47,500.)

4.   REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller represents and warrants to Buyer as set forth below.

     4.1  Organization and Standing of Seller.

          Seller is a limited partnership duly organized, validly existing and in good standing under the laws of Texas, and has the full and unrestricted power and authority to own, operate and lease its assets, to carry on its business as currently conducted, to execute and deliver this Purchase Agreement and to carry out the transactions contemplated hereby. Seller has furnished to Buyer a true and complete copy of its partnership agreement or similar organizational documents, as currently in effect. Seller is qualified to conduct business in all such other jurisdictions where the nature of its business or the character of the assets owned, leased or otherwise held by it makes any such qualification necessary.

     4.2  Organization and Standing of Company.

          The Company is a limited liability company duly organized, validly existing and in good standing under the laws of Texas, and has the full and unrestricted corporate power and authority to own, operate and lease its assets, to carry on its business as currently conducted. The Company is qualified to conduct business in all such other jurisdictions where the nature of its business or the character of the assets owned, leased or otherwise held by it makes any such qualification necessary.

     4.3  Authorization.

          The execution, delivery and performance by Seller of this Purchase Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by its general partner (which authorization has not been modified or rescinded and is in full force and effect), and will not: (a) conflict with, or violate any provision of, the memorandum or articles of association of Seller or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which Seller is a party or by which Seller is bound. No other action is necessary for Seller to enter into this Purchase Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

     4.4  Subsidiaries.

          The Company has no subsidiaries and no other equity investment or other interest in, nor has the Company made advances or loans to, any company, association, partnership, joint venture or other entity.

     4.5  Articles of Organization and Regulations.

          Upon request by Buyer, Seller will furnished to Buyer true and correct copies of the articles of organization and regulations or similar organizational documents of the Company, as currently in effect.

     4.6  Capitalization.

          The authorized capital of the Company consists of membership interests, of which 1,000 units are currently issued and outstanding. All such issued and outstanding units are duly authorized and validly issued, fully paid and nonassessable, and 1,000 of such units are held by Seller. No units of capital of the Company have been reserved for any purpose. There are no outstanding securities convertible into or exchangeable for capital and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any units or other securities of the Company. There are no outstanding Agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the Company's capital or any other securities of the Company.

     4.7  Title to Sale Units.

          Seller is the lawful owner of the Sale Units. Since the date of the issuance of the Sale Units, there has been no event, or action taken (or failure to take action) by or against Seller, which has resulted or might result in the creation of any Encumbrance on the Sale Units. Seller has good, valid and marketable title to the Sale Units, free and clear of all Encumbrances, with full right and lawful authority to sell and transfer the Sale Units to Buyer pursuant to this Purchase Agreement.

     4.8  Transfer of Title.

          Upon Buyer's payment for the Sale Units pursuant to the terms of this Purchase Agreement, Seller will convey good, valid and marketable title thereto, free and clear of all Encumbrances.

     4.9  Litigation.

          Neither Seller nor any employee of the Company have any information or knowledge of any actions, suits, claims, arbitrations, proceedings or investigations pending, threatened or reasonably anticipated against, affecting or involving the Company or its businesses or assets, or the transactions contemplated by this Purchase Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority. To the best knowledge of Seller, the Company is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

     4.10 Personal Property.

          (a) Schedule 1 sets forth (i) the tangible physical assets of the Company that do not constitute real property (including machinery, equipment, tools, furniture, furnishings, leasehold improvements, vehicles and fixtures) and that have a book value in excess of $1,000 per item or per category of items; and (ii) individual refundable deposits, prepaid expenses, deferred charges and other assets in excess of $1,000 or $5,000 in the aggregate.

          (b) Except as set forth in Schedule 1, the Company has good and valid title to all of the properties described in Schedule 1, free and clear of all Encumbrances, except those described in Schedule 1 or on the Reference Balance Sheet. Buyer covenants to have the encumbrances described in Schedule 1 paid as stated in such schedule.

          (c) To the best knowledge of Seller, the machinery, tools, equipment and other tangible physical assets of the Company are in good working order, normal wear and tear excepted, are being used or are useful in the business of the Company at its present level of activity and are in an operating condition sufficient to conduct the business of the Company as now being conducted.

     4.11 Real Property.

          (a) Schedule 2 sets forth each and every parcel of real property or interest in real estate owned, held under a lease or used by, or necessary for the conduct of the business of, the Company. The Company owns no real property. Seller has furnished to Buyer a true and complete copy of the Company's lease and all documents relating thereto, including any amendments thereto and any assignment thereof. With respect to the lease property, the Company is in peaceful and undisturbed possession of the space and/or estate under each lease under with it is a tenant, and there are no defaults by it as tenant thereunder.

     4.12 Financial Statements.

          (a) Seller has furnished to Buyer copies of the following unaudited financial statements of the Company:

               (i) Balance sheets as of December 31, 1999 (the "Reference Balance Sheet" which is attached hereto as Schedule 5) and December 31, 1998, 1997 and 1996

               (ii) Income statements for the years ended December 31, 1999, 1998, 1997 and 1996

All such financial statements are complete and correct, were prepared in accordance with accounting principles consistently applied throughout the periods indicated, and to the best knowledge of Seller, present fairly the financial position of the Company at such dates and the results of their operations for the periods then ended.

          (b) There are no liabilities, debts, obligations or claims against the Company of any nature absolute or contingent, except (i) as and to the extent reflected or reserved against of the Reference Balance Sheet; (ii) specifically described and identified as an exception to this paragraph in any of the Schedules delivered to Buyer pursuant to this Purchase Agreement; (iii) incurred since the Reference Balance Sheet Date in the ordinary course of business consistent with prior practice; or (iv) open purchase or sales orders or agreements for delivery of goods and services in the ordinary course of business consistent with prior practice.

     4.13 Taxes.

          (a) The Company has duly filed all the tax returns required to be filed on or before the date hereof with respect to all applicable Taxes. To the best knowledge of Seller, no penalties or other charges are or will become due with respect to any such tax returns as the result of the late filing thereof. To the best knowledge of Seller, all of the tax returns are true and complete in all respects. The Company has paid all Taxes due or claimed to be due by any taxing authority in connection with any of the Company's tax returns.

          (b) The Company has no liability for Taxes payable for or with respect to any period prior to and including the date hereof in excess of the amounts actually paid prior to the date hereof.

          (c) There is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of Seller, threatened in respect of any Taxes for which the Company is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of the Company, threatened.

     4.14 Employee Matters.

          The Company has no collective bargaining, union or other employee association agreements; employment, managerial, advisory, consulting and severance agreements; employee confidentiality or other agreements protecting proprietary processes, formulae or information; employee benefit or compensation plan, agreement or arrangement covering present or former employees of the Company, including "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), stock purchase, stock option, fringe benefit, change in control, bonus and deferred compensation plans, agreements or funding arrangements whether sponsored, maintained or contributed to by the Company.

     4.15 Compliance with Law.

          (a) To the best knowledge of Seller, the operations and activities of the Company have complied and are in compliance in all respects with all applicable federal, state and local laws, including, without limitation, health and safety statutes and regulations and all Environmental Laws, including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws.

          (b) To the best knowledge of Seller, seller and the Company have obtained all permits that are required under all federal, state and local laws, including the Environmental Laws, for the ownership, use and operation of each location owned, operated or leased by the Company or otherwise necessary in the conduct of the business of the Company. Schedule 2 sets forth all such permits and each permit is in full force and effect, timely renewals, modifications and amendments to all permits have been filed, no appeal or any other action is pending to revoke any such permit, and the Company is in full compliance with all terms and conditions of all such permits.

          (c) Seller has furnished to Buyer true and complete copies of all environmental studies made relating to the Company's current location and any other property or facility previously owned, operated or leased by the Company (the "Company Property").

          (d) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending relating to the Company and the Company Property, or to Seller's best knowledge, threatened relating to the Company and the Company Property and relating in any way to the Environmental Laws.

          (e) No Hazardous Substances have been released, placed, stored, buried or dumped on, beneath, or adjacent to the Company's property except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company (which inventories and wastes were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that there has been no Release of any such substances into the environment).

          (f) To the best knowledge of Seller, no Release or Cleanup has occurred or is occurring at the Company Property which could result in the assertion of creation of a lien on the property by any governmental body or agency with respect thereto, nor has any such assertion of a lien been made by any governmental body or agency with respect thereto.

          (g) To the best knowledge of Seller, no employee of the Company in the course of his or her employment with the Company has been exposed to any Hazardous Substances generated, produced or used by the Company which could give rise to any claim against the Company.

          (h) Neither Seller nor the Company has received any notice or order from any governmental agency or private or public entity advising it that the Company is responsible for or potentially responsible for Cleanup or paying for the cost of Cleanup of any Hazardous Substances, and neither Seller nor the Company has entered into any agreements concerning such Cleanup, nor is Seller or the Company aware of any facts which might reasonably give rise to such notice, order or agreement.

          (i) To the best knowledge of Seller, the Company's property does not contain any: (a) underground storage tanks; (b) asbestos; (c) equipment using PCB's; (d) underground injection wells; or (e) septic tanks.

          (j)  With regard to the Company and the property described in
Schedule 1 or Schedule 2, there are no past or present (or, to the Seller's best knowledge, future) events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws, or which may give rise to any common law or legal liability under the Environmental Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, generation, processing, distribution, use, treatment, storage place of disposal, transport or handling, or the Release or threatened Release by Seller or the Company or the property described in Schedule 1 of any Hazardous Substances.

          (k) The Company has not entered into any agreement that may require it to pay to, reimburse, guaranty, pledge, defend, indemnify or hold harmless any person for or against Environmental Liabilities and Costs.

          (l)  The following terms shall be defined as follows:

               (i) Cleanup - means all actions required to (1) cleanup, remove, treat or remediate Hazardous Substances in the indoor or outdoor environment; (2) prevent the Release of Hazardous Substances so that they do not mitigate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Substances in the indoor or outdoor environment; or (5) settle, compromise, or otherwise resolve any of the above.

               (ii) Environmental Laws - means all foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution, conservation or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances, and all codes plans, orders, decrees, judgments, injunctions, notice or demand letters issued, entered, promulgated or approved thereunder.

               (iii) Environmental Liabilities and Costs - means all liabilities, obligations, responsibilities, obligations to conduct Cleanup, losses, damages, costs and expenses (including, without limitation, all fee, disbursements and expenses of counsel, costs of settlement and compromise, natural resource damages, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any person, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute arising from environmental, health or safety conditions, any Environmental Law, or the Release or threatened Release of Hazardous Substances into the environment, as a result of past or present ownership, leasing or operation of any properties, owned, leased, or operated by Seller or the Company, including, without limitation, any of the foregoing incurred in connection with the conduct of any Cleanup.

               (iv) Hazardous Substances - means all toxic or hazardous wastes, materials, substances or chemicals and all solid wastes, pollutants, contaminates, and petroleum (including fractions thereof) define, listed, or regulated under any Environmental Law.

               (v) Release - means, when used as a noun, any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property, and when used as a verb, the occurrence of any Release.

     4.16 No Default.

          Neither the execution and delivery of this Purchase Agreement or the Seller's Closing Documents nor full performance by the Seller of its obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the partnership agreement of the Seller, or the Articles of Organization and Regulations of the Company or subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of the Company necessary for the operation of the business of the Company following the Closing or any other material contract, commitment, or other obligation to which the Seller or the Company is a party, or create or result in the creation of any encumbrance on the Sale Units.

     4.17 No Consents.

          No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Closing, will be required to be obtained or made by the Seller prior to the Closing to authorize the execution, delivery and performance by the Seller of this Agreement.

     4.18 No Undisclosed Liabilities.

          Except as disclosed on Schedule 3 attached hereto, the Company has no material liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent, known or unknown and whether due or to become due, that were not reflected on the Reference Balance Sheet or incurred in the ordinary course of business (or not required to be set forth thereon because of the size or nature thereof), and to the best of the Seller's knowledge, there is no basis for the assertion against the Company of any such liability or obligation.

     4.19 Accounts Receivable.

          Except as disclosed on Schedule 4 attached hereto, all accounts receivable of the Company reflected on the Reference Balance Sheet are bona fide and have arisen in the ordinary course of business. The Reference Balance Sheet contains adequate provision for doubtful accounts set forth on the Reference Balance Sheet.

     4.20 Binding Obligation.

          This Purchase Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms; and each Document to be executed by Seller pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Seller, enforceable in accordance with its terms except as such enforcement may be limited by equitable principles.

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.

     Buyer hereby represents, warrants and covenants to Seller as follows:

     5.1  Organization and Standing.

          Buyer is a corporation duly organized, validly existing and in good standing under the laws of Texas, and has the full and unrestricted corporate power and authority to enter into this Purchase Agreement and to carry out the transactions contemplated hereby.

     5.2  Authorization.

          The execution, delivery and performance by Buyer of this Purchase Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by its board of directors (which authorization has not been modified or rescinded and is in full force and effect), and will not:
(a) conflict with, or violate any provision of, the memorandum or articles of association of Buyer or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which Buyer is a party or by which Buyer is bound. No other corporate action is necessary for Buyer to enter into this Purchase Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

     5.3  Binding Obligation.

          This Purchase Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms. Each Document to be executed by Buyer pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Buyer, enforceable in accordance with its terms.

     5.4  Negative Pledge Agreement.

          Buyer covenants to insure that the Company does not pledge or Encumber any of the assets listed on Schedule 1 for indebtedness for borrowed money (other than currently existing indebtedness shown on the Reference Balance Sheet which will not be increased with the consent of Seller) during the time any amounts are due on the Promissory Note attached as Annex A.

6.   CLOSING.

     6.1  Closing of Sale and Purchase.

          The Closing shall take place upon the execution and delivery of this Agreement on the date hereof.

     6.2  Deliveries by Seller.

          At the Closing, Seller shall deliver to Buyer:

          (i) certificates representing the Sale Units, with appropriate transfer forms and such endorsements or other documentation as may be required to transfer title in the Sale Units to Buyer;

          (ii) certificate from the Secretary of State evidencing the good standing of the Company in Texas;

          (iii) executed non-compete agreement by Tom Nicol as set forth in the Non-Compete Agreement attached hereto as Annex B and executed non-compete agreement by Kelly Nicol as set forth in the Non-Compete Agreement attached hereto as Annex C; and

          (iv) a duly prepared and executed Assignment of Patent to be filed of record with the United States Patent and Trademark Office attached hereto as Annex D.

     6.3  Deliveries by Buyer.

          At the Closing, Buyer shall deliver the following to Seller:

          (i)  check in the amount of $400,000;

          (ii) certificates representing an aggregate of 500,000 shares of the Buyer's common stock;

          (iii) executed note payable to Seller in the form as set forth in the Promissory Note attached hereto as Annex A;

          (iv) executed copy of the Security Agreement attached hereto as Annex E; and

          (v) a copy of the resolutions adopted by the Board of Directors of Buyer, authorizing the transactions contemplated by this Purchase Agreement.

7.   SURVIVAL OF REPRESENTATIONS; INDEMNIFICATIONS; AND REMEDIES.

     7.1  Survival of Representations.

          All representations, warranties, covenants, indemnities and other Agreements made by any party to this Purchase Agreement herein or pursuant hereto shall survive the Closing for one (1) year.

     7.2  Agreement of Seller to Indemnify.

          (a)  Indemnification by Seller.

               Subject to the conditions and provisions of this Article 7, Seller hereby agrees to indemnify, defend and hold harmless Buyer from and against and in respect of all Claims asserted against, resulting to, imposed upon or incurred by Buyer (whether such Claims are by, against or relate to Buyer, the Company, Seller or any other person, including, without limitation, a governmental entity), directly or indirectly, by reason of or resulting from the operations of the Company (or the conditions existing on the properties where the Company has operated) prior to Closing or from any misrepresentation or breach of any representation or warranty, or noncompliance with conditions or other Agreements, given or made by Seller in this Purchase Agreement or in any Document furnished by Seller Pursuant to this Purchase Agreement.

          (b)  Time Limit on Indemnification.

               Except as set forth below, any claim by Buyer against Seller for indemnification hereunder must be asserted by Buyer within three years following the date hereof.

     7.3  Agreement of Buyer to Indemnify.

          (a)  Indemnification by Buyer.

               Subject to the conditions and provisions of this Article 7, Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against and in respect of all Claims asserted against, resulting to, imposed upon or incurred by Seller (whether such Claims are by, against or relate to Buyer, the Company, Seller or any other person, including, without limitation, a governmental entity), directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with conditions or other Agreements, given or made by Buyer in this Purchase Agreement or in any Document furnished by or on behalf of Buyer pursuant to this Purchase Agreement.

          (b)  Time Limit on Indemnification.

               Any claim by Seller against Buyer for indemnification hereunder must be asserted by Seller within three years following the date the claim asserted against Seller.

     7.4  Indemnification Procedures for Third Party Claims.

          The parties shall observe the following procedures with respect to any indemnification claims made hereunder by one party against the other party that arise from claims, demands, actions or causes of action made by third parties against the Buyer or Seller ("Third Party Claims"). The indemnified party hereunder shall notify the other party upon discovery of any Third Party Claim, describing such Third Party Claim and providing copies of materials received from the third party relating thereto. The indemnified party may engage counsel or representatives of its own choosing with respect to any such Third Party Claim, such representation (including the compromise or settlement of any such Third Party Claim and all other costs related thereto) to be undertaken on behalf of and for the account and risk of the indemnifying party; provided however that the compromise or settlement of any such Third Party Claim shall not be agreed by the indemnified party without the consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party elects not to undertake such defense by its own representatives, the indemnified party shall give prompt written notice of such election to the indemnifying party, and the indemnifying party thereupon shall undertake, at its cost, the defense thereof by counsel or other representatives designated by it whom the indemnified party determines in writing to be satisfactory for such purposes. The consent by the indemnified party of the indemnifying party's choice of counsel or other representative shall not be unreasonably withheld. The compromise or settlement of any Third Party Claim shall not be agreed by the indemnifying party without the consent of the indemnified party, which consent shall not be unreasonably withheld. The party undertaking the defense of any Third Party Claim shall keep the other party reasonably informed of the progress of the defense of, or other action taken in respect of, such Third Party Claim.

     7.5  Remedies.

          The remedies provided herein shall be cumulative and shall not preclude the assertion by Seller or Buyer of any other rights or the seeking of any other remedies, including specific performance, against the other, or their respective successors or assigns.

     7.6  Arbitration.

          Any controversy or claim arising out of or relating to this Agreement, or the breach, termination, or validity thereof, shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA Rules") in effect as of the effective date of this Agreement. The American Arbitration Association shall be responsible for (a) appointing a sole arbitrator, and (b) administering the case in accordance with the AAA Rules. The situs of the arbitration shall be Houston, Texas. Upon the application of either party to this Purchase Agreement, and whether or not an arbitration proceeding has yet been initiated, all courts having jurisdiction hereby are authorized to: (x) issue and enforce in any lawful manner, such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Purchase Agreement; and
(y) enter and enforce in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a party's interest or as otherwise may be appropriate following the issuance of arbitral awards pursuant to this Purchase Agreement. Any order or judgment rendered by the arbitrator may be entered and enforced by any court having competent jurisdiction.

8.   MISCELLANEOUS.

     8.1  Additional Actions and Documents.

          Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Purchase Agreement.

     8.2  Expenses.

          Except as may otherwise be provided hereunder, each party hereto shall pay its own expenses incident to this Purchase Agreement and the transactions contemplated hereunder.

     8.3  Assignment.

          No party hereto shall assign any of its rights and obligations under this Purchase Agreement, in whole or in party, whether by operation of law of otherwise, without the prior written consent of the other party hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by a party hereto of its respective rights or obligations under this Purchase Agreement release such party from its liabilities and obligations hereunder.

     8.4  Entire Agreement; Amendment.

          This Purchase Agreement, including the Annexes and other Documents referred to herein or furnished pursuant hereto, constitutes the entire Agreement among the parties hereto with respect to the transactions contemplated herein, and its supersedes all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Purchase Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification or discharge is sought.

     8.5  Waiver.

          No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Purchase Agreement or under any other Documents furnished in connection with or pursuant to this Purchase Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     8.6  Consent to Jurisdiction.

          (a)  Jurisdiction.

               This Purchase Agreement and the duties and obligations of Buyer and Seller hereunder shall be enforceable against Buyer and Seller in the courts of Houston, Texas. For such purpose, Buyer and Seller each hereby irrevocably submits to the non-exclusive jurisdiction of such courts, and agrees that all claims in respect of this Purchase Agreement may be heard and determined in any of such courts.

          (b)  Enforceability.

               Buyer and Seller each hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Purchase Agreement shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     8.7  Governing Law.

          This Purchase Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Texas (but excluding the choice-of-law rules thereof).

     8.8  Severability.

          If any part of any provision of this Purchase Agreement or any other Agreement or Document given pursuant to or in connection with this Purchase Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Purchase Agreement.


     8.9  Notices.

          All notices demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Purchase Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified post, return receipt requested, postage prepaid, or transmitted by telegram, fax or telex, addressed as follows:

          (i)  If to Buyer:

               Baltic International USA, Inc.
               5151 San Felipe, Suite 1661
               Houston, Texas 77056

               Fax:  713-961-9298

          (ii) If to Seller:

               Nicol Family Partnership
               P.O. Box 278
               Grapeland, Texas 75844

               Fax:  409-687-4058

               with a copy to:

               Edward E. Hartline
               Brown McCarroll& Oaks Hartline, L.L.P.
               1300 Wortham Tower
               2727 Allen Parkway
               Houston, Texas  77019

               Fax:  713-525-6295

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, faxed or telexed in the manner described above, or which shall be delivered to a telegraphy company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a fax or telex) the answer back being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     8.10 Headings.

          Article and Section headings contained in this Purchase Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Purchase Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     8.11 Execution in Counterparts.

          To facilitate execution, this Purchase Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Purchase Agreement to produce or account for more than a number of counterparts containing the respective signature of, or on behalf of, all of the parties hereto.

     8.12 Limitation on Benefits.

          The covenants, undertakings and agreements set forth in this Purchase Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, administrators, legal representatives and permitted assigns.

     8.13 Binding Effect.

          Subject to any provisions hereof restricting assignment, this Purchase Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, administrators, legal representatives and permitted assigns.

     8.14 No Broker.

          None of Seller, Buyer and Company have engaged the services of any broker for which any other party to this agreement could become obligated because of the transactions contemplated by this Purchase Agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


                                      "SELLER"
                                      NICOL FAMILY PARTNERSHIP, LTD.



                                      By:  /s/ L. T. Nicol
                                           -------------------------------
                                           L. T. Nicol
                                           Managing Partner


                                      "COMPANY"
                                      ADVANCED RECLAMATION COMPANY, L.L.C.



                                      By:  /s/ L. T. Nicol
                                           -------------------------------
                                           L. T. Nicol
                                           President


                                      "BUYER"
                                      BALTIC INTERNATIONAL USA, INC.



                                      By:  /s/ Robert L. Knauss
                                           -------------------------------
                                           Robert L. Knauss
                                           Chairman and Chief Executive Officer